UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: August 10, 2015
(Date of earliest event reported)

Golden Queen Mining Co. Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-21777
_______________

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2300 – 1066 West Hastings Street, Vancouver, British Columbia, V6E 3X2
(Address of principal executive offices, including zip code)

778.373.1557
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 10, 2015, the Company announced that H. Lutz Klingmann has resigned as Director, President and Chief Executive Officer of the Company effective August 10, 2015. Mr. Klingmann’s resignation was not as a result of any disagreement with the Company. The Company has provided Mr. Klingmann with a copy of the disclosure contained in this Item 5.02 related to his resignation. In consideration for his prior service, the Company has agreed to pay Mr. Klingmann six months severance (C$109,500).

Effective August 10, 2015, Mr. Thomas M. Clay, the current Chairman of the Company, was appointed Interim Chief Executive Officer of the Company. Mr. Clay’s principal occupation is Vice President of East Hill Management Company, LLC. He also serves as a director of The Clay Mathematics Institute, Inc. and of ThromboGenics NV. Mr. Clay has served as a director of the Company since January 13, 2009.

Effective August 10, 2015, Robert C. Walish, Jr. was appointed Chief Operating Officer of the Company. In May, 2015, Mr. Walish was appointed as President of the Company’s 50% owned joint venture entity, Golden Queen Mining Company, LLC, and was appointed Chief Executive Officer of that entity in July, 2015. Mr. Walish was most recently the General Manager of the SCM Franke Operation of KGHM International, formerly QuadraFNX, located in northern Chile, where he was responsible for mining, processing and administration of a four million pound per month open-pit copper mining, heap-leach and SX-EW operation. Prior to that and over the course of more than 30 years, Mr. Walish worked at mines in Guyana, Arizona, Alaska, South Carolina, Montana and Nevada. He received his Bachelor of Arts degree from the University of Colorado and his Master of Science degree from the University of Wisconsin.

Effective July 30, 2015, Bryan A. Coates, a director of the Company, was been appointed to the Golden Queen Mining Company, LLC Board of Managers as a nominee of the Company, replacing Mr. Klingmann. Mr. Coates has been a member of the Company’s Board of Directors since 2013 and is currently the President of Osisko Gold Royalties.

Item 7.01 Regulation FD Disclosure.

On August 10, 2015, Golden Queen Mining Co. Ltd. (the “Company”) issued a press release entitled “GOLDEN QUEEN ANNOUNCES SENIOR MANAGEMENT CHANGES AND REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2015”. The press release contained financial results for the second quarter ended June 30, 2015 for the Company’s 50%-owned Soledad Mountain gold-silver project (the “Project”) and a construction update on the Project. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release of Golden Queen Mining Co. Ltd. dated August 10, 2015.*

* Furnished to not filed with the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN QUEEN MINING CO. LTD.
Date: August 10, 2015

	By:	/s/ Andree St-Germain
Andree St-Germain
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 10, 2015.*

* Furnished to not filed with the SEC pursuant to Item 7.01 above.